Exhibit 23.1

Dixon Hughes Goodman, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-184373 and 333-192973 on Form S-8 of our report dated June 29, 2016 relating to the consolidated financial statements of Hamilton Bancorp, Inc. and subsidiary as of March 31, 2016 and for the year then ended appearing in this Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman, LLP

Dixon Hughes Goodman, LLP

Baltimore, Maryland

June 29, 2016